Exhibit 3.99

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

☒	Business Corporation (§ 1915)
☐	Nonprofit Corporation (§ 5915)

Name			Document will be returned to the name and address you enter to the left. ï
Address
City	State	Zip Code

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
SunGard Pentamation Inc.

2.      The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County

680 E. Swedesford Road, Wayne, PA 19087				Chester

(b) Name of Commercial Registered Office Provider				County
c/o

3. The statute by or under which it was incorporated: Act of May 5, 1933, as amended

4. The date of its incorporation: 11/12/1969

5. Check, and if appropriate complete, one of the following:

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒	The amendment shall be effective on:	1/1/2008	at	12:01 a.m.
		Date		Hour

6. Check one of the following:

☒	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☒	The amendment adopted by the corporation, set forth in full, is as follows

The name shall be changed from SunGard Pentamation Inc. to SunGard Public Sector Pentamation Ic.

☐	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 14th day of December, 2007.

SunGard Pentamation Inc.
Name of Corporation

Signature

Michael J. Ruane, Vice President
Title

Articles

of

Amendment of Amendment

Commonwealth of Pennsylvania Department

Department of State

Corporation Bureau

In compliance with the requirements of Article VIII of the Business Corporation Law approved the 5th day of May, P.L. 1933, 364, as amended, the applicant ‘desiring to amend its Articles hereby certifies, under its corporate seal that:

1. The name of the corporation is:

Pentamation Enterprises, Inc.

2. The location of its registered office is:

c/o Butz, Hudders & Tallman, 27 North 7th Street Allentown, Pennsylvania

3. The corporation was formed under the Act of May 5, 1933, P. L. 364, as amended

4. Its date of incorporation is: November 12, 1969

5. (Strike out (a) or (b) below, whichever is not applicable)

(a) The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant the kind and period of notice herein stated.

            Time: The                  day of                  19

            Place:

            Kind and period of notice:

(b) The amendment was adopted by a consent in writing, setting, forth, the action. taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of the shareholders:

(a) The total number of shares outstanding was: 950,450 common shares

(b) The number of shares entitled to vote was:* 950,450 common shares

7. In the action taken by the shareholders:

(a) The number of shares voted in favor of the amendment was:** 950,450 shares

(b) The number of shares voted against the amendment was:** 0

*	If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth.

**	If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth.

NOTE: If the effect of the amendment is to increase the authorized capital stock of the corporation, excise tax at the rate of 1/5 of 1% on the amount of increase will be due and payable with the filing of the amendment.

NOTE: Filing fee—$30.00. (In addition to any amount of excise tax due and owing)

8. The amendment adopted by the shareholders, set forth in full, follows:

RESOLVED, that Article 5 of the Articles of Incorporation be amended to read:

“5.	The aggregate number of shares which the corporation shall have authority to. issue is Two Million Two. Hundred Thousand (2,200,000) shares of common stock, no pat value. Stated value $33,000.00”

“2.	The registered office address shall be: c/o Butz, Rudders Tallman, 740 Hamilton Street, Allentown, Pennsylvania. 18105

IN TESTIMONY WHEREOF, the applicant has caused these Articles of Amendment to be signed by its President or Vice President and its corporate seal, duly attested by its Secretary or Treasurer, to be hereunto affixed this day of June, 1971

Pentamation Enterprises, Inc.

By:	/s/ Jeffrey P. Feather
Jeffrey P. Feather

Attest:

(Secretary or Treasurer)

(SEAL)

Approved and filed in the Department of State on the 7th. A.D. 1971

Secretary of the Commonwealth

ARTICLES

OF

INCORPORATION

Commonwealth of Pennsylvania

Department of State

Corporation Bureau

In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, all of whom ate of full age* desiring that they may be incorporated as a business corporation, do hereby certify:

1. The name of the corporation is: PENTAMATION ENTERPRISES, INC.

2. The location and post office address of its initial registered office in this Commonwealth is:

c/o-Butz, Hudders & Tallman 27 North Seventh Street, Allentown, Lehigh County

                            Number                          Street                 City                              County

3. The purpose or purposes of the corporation which shall be organized under this Act are as follows: (“)

To engage in or do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania, Act of May 5, 1933, P. L. 364, as amended.

4. The term of its existence is: Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is: (•••),

One Million One Hundred Thousand (1,100,000) shares of common stock, no par value

Stated value $33,000.00

(‘)	One or more corporations or natural persons of full age may incorporate a business corporation under the provisions of this Act,

(“)	It shall not be permissible or necessary to set forth any powers enumerated in Section 302 of the Act.

(•••)	There should be set forth the number and par value of all shares having par value; the number of shares without par value; and the stated capital applicable thereto. II the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations. restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class,

FILING FEE-340.00

NOTE: Excise Tax at the rate of 1/5th of 1% (S2.00 per $1,000) will be due and payable at the time of filing of the Articles, computed by multiplying the number of authorized shares having par value by their par value, or if shares of no par stock are authorized, then on the stated capital applicable thereto as well.

ONLY A CLEARLY LEGIBLE ORIGINAL SHOULD BE SUBMITTED. SIGNATURES SHOULD BE IN BLACK INK.

6. ‘The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

Robert G. Tallman J. Jackson Eaton

James G. Watt	R. D. 2, Allentown, Pennsylvania Apt. 204, 652
Benner Road,
• Allentown, Pennsylvania
27 North 14th Street, Allentown, Pennsylvania

7. The names and addresses of each of the incorporators and the number and class of shares subscribed each are:

NAME	ADDRESS • (Including street and number, if any)	NUMBER AND CLASS OF SHARES
James G. Watt	, 27 North.14th Street, Allentown, Pennsylvania.	1

IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 11th day of November, 1969.

/s/ James G. Watt
James G. Watt

Approved and filed in the Department of State on the 12th day of November A. D. 1969

Secretary of the Commonwealth .

NOTE:	The Articles must be accompanied with registry statement, executed in triplicate, in the form prescribed by Section 206-B of the Act — all of which should be signed by an incorporator, as such.

Microfilm Number		Filed with the Department of State on April 11, 2000

Entity Number	275020
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 PA.C.S. '1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: PENTAMATION ENTERPRISES, INC.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	1285 Drummers Lane, Wayne, Chester County, PA 19087

(b)	c/o

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law

4.	The date of its incorporation is: 11/11/1969

5.	(Check, and if appropriate complete one of the following):

4 The amendment shall be effective upon the filing of these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on at .

                                                                                          Date             Hour

6.	(Check one of the following):

☐ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. '1914(a) and (b).

☐ The amendment was adopted by the board of directors pursuant to 15 PA.C.S. '1914(c).

7.	(Check, and if appropriate, complete one of the following):

4 The amendment adopted by the corporation, set forth in full, is as follows:

  The name of the corporation shall be changed from PENTAMATION ENTERPRISES, INC. to SUNGARD PENTAMATION INC

☐ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	(Check if the amendment restates the Articles):

☐ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN WITNESS WHEREOF, the undersigned corporation as caused these Articles of Amendment to be signed by a duly authorized officer thereof this 10th day of April, 2000.

PENTAMATION ENTERPRISES, INC.

By:	/s/ Andrew P. Bronstein
Andrew P. Bronstein, Assistant Vice
President, Assistant Secretary